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                                                                   EXHIBIT 23.2




                          [CROWE CHIZEK LETTERHEAD]


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We hereby consent to the use in the prospectus constituting part of this Amended Registration Statement on Form S-1 of our report dated January 16, 1998 except for Note 9, as to which the date is January 30, 1998 relating to the consolidated financial statements of Midwest Banc Holdings, Inc. (formerly
First Midwest Corporation of Delaware) and subsidiaries which appear in such prospectus. We also consent to the reference to us under the caption "Experts" in such prospectus.




                                                Crowe, Chizek and Company LLP


Oak Brook, Illinois
February 4, 1998